Amendment #3

to the

AUTOMATIC AND FACULTATIVE

YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE January 1, 2005

Between

THE PRUDENTIAL LIFE INSURANCE COMPANY OF AMERICA

(THE COMPANY)

And

GENERAL RE LIFE CORPORATION

(THE REINSURER)

The parties hereby agree to the following:

1.	Section 7, AUTOMATIC REINSURANCE TERMS is replaced in its entirety by the following:

THE REINSURER agrees to automatically accept contractual risks on the life insurance policies shown in Schedule A, subject to the following requirements:

a.

CONVENTIONAL UNDERWRITING. Automatic reinsurance applies only to insurance applications underwritten by THE COMPANY according to THE COMPANY’s conventional underwriting and conventional issue practices in effect at the time this agreement was entered into. Except where such deviation is required by applicable law or regulation, it is agreed that it is THE COMPANY’s obligation to ensure that business ceded under this Agreement does not materially deviate from the following underwriting criteria:

i.	The Preferred Criteria for business ceded under this Agreement as referenced in the December 2004 Request for Proposal (RFP).
ii.	The Age and Amount requirements for business ceded under this agreement as referenced in the December 2004 RFP.
iii.	The Underwriting Manual used for the classification or risk business ceded under this agreement is the Prudential Medical Underwriting Manual
iv.	The application for insurance and conditional receipt or temporary insurance agreement (or any state variation thereof).
v.	The Height and Weight Table for business ceded under this Agreement as referenced in the December 2004 RFP.
vi.	The Underwriting Exception Criteria for business ceded under this Agreement as referenced in the December 2004 RFP.

Upon request, THE COMPANY shall provide THE REINSURER with a copy of its current underwriting and issue practices and guidelines.

From time to time, it may be appropriate for THE COMPANY or THE REINSURER to request of the other party changes in the underwriting practices. The party requesting the change must provide a 120-day advance written notice to the other party before the effective date of such change. Recognition of reinsurance premium rates related to these changes must be determined within the 120-day period. If the underwriting change or rate change is unacceptable to either party, this Agreement may be unilaterally terminated for acceptance of new business with a 90-day written termination notice to the other party. No risks underwritten in accordance with the unaccepted changed underwriting practices shall attach to this treaty.

THE REINSURER recognizes that underwriting errors could occur on occasion. This Agreement will provide automatic reinsurance where a policy has been issued contrary to the agreed upon

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underwriting criteria, only in the event that the issuance of such policy is due to an oversight, clerical or administrative error, or other good faith error or mistake by THE COMPANY.

However, if such clerical, administrative or good faith errors, or mistakes, or oversights occur where such policies have been systematically or deliberately issued as part of a pattern or practice of issuing policies contrary to the agreed upon underwriting criteria, THE REINSURER shall have the right to remove such policies from the Agreement or deny claims on such, provided that for any such policies removed from the Agreement or for which THE REINSURER has refused to pay a claim, THE REINSURER shall return to THE COMPANY all premiums paid on such policies and THE REINSURER will no longer be entitled to receive future premiums on such policies. THE REINSURER and THE COMPANY shall promptly call any such patterns or practices either discovers to the other party’s attention. If a pattern or practice as described herein is identified, THE COMPANY shall make a good faith effort to identify and disclose to THE REINSURER all such policies.

b.	RESIDENCE AND TRAVEL. To be eligible for automatic reinsurance, each insured must be a resident of the United States or Canada at the time of issue.

Applications with Foreign Travel qualify for automatic reinsurance except when such travel is to a country specifically not allowed under THE COMPANY’s foreign travel requirements. “Foreign Travel” is defined as no more than three months outside the United States or Canada.

c.	OCCUPATION. To be eligible for automatic reinsurance, the insured must not be employed in an occupation as shown in the Occupation Exclusion List in Schedule A.

d.	AUTOMATIC ACCEPTANCE LIMIT. For any policy to be reinsured under automatic reinsurance, the face amount shall not exceed the Automatic Acceptance Limit as shown in Schedule A.

e.

JUMBO LIMIT. For any policy to be reinsured under automatic reinsurance, the total amount of insurance in force and applied for in all companies shall not exceed the Jumbo Limit as shown in Schedule A.

f.	MINIMUM CESSION. The minimum amount of reinsurance per cession that THE REINSURER will accept is shown in Schedule A.

g.	FACULTATIVE QUOTES. The risk shall not have been submitted on a facultative basis to THE REINSURER or any other reinsurer.

2.	SCHEDULE A, Section 5, AUTOMATIC ACCEPTANCE LIMIT, shall be replaced by the following:

For any policy to be reinsured under automatic reinsurance, the face amount will not exceed the limits shown in the following tables:

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US/Canadian Residents

Non-Smoker:

Issue Age	No Substandard Rating	Rating Class A-D	Rating Class E-H
0 - 65	$65,000,000	$65,000,000	$46,400,000
66 - 70	$60,900,000	$55,900,000	$35,400,000
71 - 75	$46,400,000	$43,400,000	$23,400,000
76 – 77	$26,400,000	$23,400,000	$15,900,000
78 –80	$21,900,000	$18,900,000	$11,400,000
81 – 85	$13,400,000	$11,400,000	None
86 – 90	$5,250,000	$4,150,000	None

Smoker:

Issue Age	No Substandard Rating	Rating Class A-D	Rating Class E-H
15 – 65	$64,900,000	$64,900,000	$46,400,000
66 – 70	$50,900,000	$50,900,000	$34,400,000
71 – 75	$41,400,000	$41,400,000	$23,400,000
76 – 77	$23,400,000	$23,400,000	$14,900,000
78 – 80	$18,900,000	$18,900,000	$10,400,000
81 – 85	$11,400,000	$10,400,000	None
86 - 90	$4,250,000	$3,150,000	None

First Layer Amounts

For any policy to be reinsured under automatic reinsurance, the amounts subject to reinsurance are the First Layer of Coverage amounts shown in the following tables. First Layer amounts do not vary by smoker status:

US/Canadian Residents

Issue Age	Preferred Best-Rating Class D	Rating Class E-H
0 - 65	$ 50,000,000	$ 35,000,000
66 - 70	$ 40,000,000	$ 25,000,000
71 - 75	$ 35,000,000	$ 15,000,000
76 – 77	$ 15,000,000	$ 10,000,000
78 – 80	$ 10,000,000	$ 5,000,000
81 – 85	$ 5,000,000	None
86 – 90	$ 1,500,000	None

Binding Limits

For any policy to be reinsured under automatic reinsurance, the amounts reinsured with THE REINSURER on that life will not exceed the amounts in the following tables:

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US/Canadian Residents

Issue Age	Preferred Best-Rating Class D	Rating Class E-H
0 - 65	$ 4,950,000	$ 3,450,000
66 - 70	$ 3,950,000	$ 2,450,000
71 - 75	$ 3,450,000	$ 1,450,000
76 – 77	$ 1,450,000	$ 950,000
78 – 80	$ 950,000	$ 450,000
81 – 85	$ 450,000	None
86 – 90	$ 100,000	None

3.	SCHEDULE A, Section 6, JUMBO LIMIT, shall be replaced by the following:

For any policy to be reinsured under automatic reinsurance, the total amount of insurance in force and applied for in all companies will not exceed the amounts in the following tables:

US/Canadian Residents

Issue Age	Pref. Best – Class E	Class F – H
0 - 80	$65,000,000	$65,000,000
81 - 85	$30,000,000	$30,000,000
86 - 90	$10,000,000	$10,000,000

Note: When a policy is reinsured under automatic reinsurance and the total amount in force and applied for in all companies exceeds $50,000,000, THE REINSURER must be notified and THE COMPANY shall provide the amount being issued.

4.	SCHEDULE A, Section 8, FOREIGN TRAVEL EXCLUSIONS, is deleted from this agreement.

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In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of December 1, 2007.

PRUDENTIAL LIFE INSURANCE COMPANY OF AMERICA	GENERAL RE LIFE CORPORATION
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

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